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                                                                    EXHIBIT 3.38

                            ARTICLES OF ORGANIZATION

                                       OF

                 IASIS HEALTHCARE MSO SUB OF SALT LAKE CITY, LLC



                           --------------------------

      The undersigned, desiring to form a limited liability company (hereinafter referred to as the "Company") pursuant to the provisions of the laws of the State of Utah, executes the following Articles of Organization:

      Article I: The name of the company is IASIS HEALTHCARE MSO SUB OF SALT LAKE CITY, LLC.

      Article II: The period of duration of the Company is until September 30, 2050.

      Article III: The specific purpose or purposes for which the Company is organized is the management of physician practices and the transaction of any or all lawful business for which such companies may be organized under the provisions of the Utah Limited Liability Company Act, as they may be amended from time to time.

      Article IV: The name and Utah address of the company's registered agent and office are National Registered Agents, Inc., 77 West 200 South, Suite 420, Salt Lake City, Utah 84101.

      Article V: The management of the business and affairs of the company is vested in a manager. The name and address of the manager is as follows:

      NAME                              ADDRESS
      ----                              -------
      IASIS HEALTHCARE HOSPITAL OF      2120 South, 1300 East, Suite 200
      SALT LAKE CITY, LLC               Salt Lake City, Utah 84106

Executed on this 2nd day of October, 1998.

                                               IASIS HEALTHCARE HOSPITAL OF SALT
                                               LAKE CITY, LLC, Manager of IASIS
                                               HEALTHCARE MSO SUB OF SALT LAKE
                                               CITY, LLC

                                               By: /s/ Frank Aaron Coyle
                                                   --------------------------
                                                   Frank Aaron Coyle, Secretary



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The undersigned hereby accepts appointments as
registered agent for the above named limited liability company.


By:           /s/ Robert D. Pischer
    ----------------------------------------
                Registered Agent
      Robert D. Pischer -- Asst. Secretary


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